As filed with the Securities and Exchange Commission on November 14, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Avery Dennison Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-1492269

(State of incorporation or organization)	(I.R.S. Employer Identification no.)

150 N. Orange Grove Blvd., Pasadena, California	91103

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

HiMEDS Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐
Securities Act registration statement file number to which this form relates: 333-147369
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the HiMEDS Units (the “HiMEDS Units”) to be registered hereunder is incorporated herein by reference to the description included under the captions “Description of the HiMEDS Units” “Description of the purchase contracts,” “Certain provisions of the purchase contracts and the purchase contract and pledge agreement,” and “Description of the senior notes” in the Prospectus Supplement, dated November 14, 2007, to the Prospectus included as a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-147369), dated as of November 14, 2007, filed with the Securities and Exchange Commission. For purposes of such description, any prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that purports to describe the HiMEDS Units shall be deemed to be incorporated by reference.

Item 2.	Exhibits.

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation, filed August 2, 2002 with the Delaware Secretary of State (incorporated by reference to Exhibit 3(i) to the Third Quarterly Report on Form 10-Q for 2002, filed November 12, 2002).

4.2	Bylaws, as amended, of Avery Dennison Corporation (incorporated by reference to Exhibit 3.2 to the Third Quarterly Report on Form 10-Q for 2004, filed November 4, 2004 and Exhibit 3.2.1 to the Current Report on Form 8-K, filed on July 25, 2007).

4.3	Form of Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3, filed November 14, 2007).

4.4*	Purchase Contract and Pledge Agreement.

4.5*	Underwriting Agreement.

4.6*	Supplemental Indenture No. 1.

4.7*	Remarketing Agreement.

4.8	Prospectus Supplement and Prospectus included in the Avery Dennison Corporation’s Registration Statement on Form S-3 (Registration No. 333-147369) (filed with the Securities and Exchange Commission on November 14, 2007, as supplemented, and incorporated herein by reference).

4.9*	Form of HiMEDS Unit Certificate (included as Exhibit A to the Purchase Contract and Pledge Agreement to be filed).

4.10*	Form of Senior Note initially due 2020 (included as Exhibit A to Supplemental Indenture No. 1 to be filed).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Avery Dennison Corporation

Date: November 14, 2007	By:	/s/ Daniel R. O’Bryant
	Name:	Daniel R. O’Bryant
	Title:	Executive Vice President, Finance, and Chief Financial Officer